BENNETT BLOCK  Accountancy Corporation

                     CERTIFIED PUBLIC ACCOUNTANTS


10866 Wilshire Boulevard, 10th Floor                     Member - SEC and
Los Angeles, California 90024                  Private Companies Practice
Telephone: (310) 446-9986                        Sections of the American
Fax: (310) 446-9196                                    Institute of CPA's






                                                             Exhibit 23.1

            CONSENT OF BENNETT BLOCK ACCOUNTANCY CORPORATION


I consent to the use of my report dated March 16, 1999, with respect to the financial statements of British Lion Medical, Inc. as of December 31, 1998 and for the period from April 10, 1998 (date of inception) to December 31, 1998, included in the Form 8-K/A dated March 10, 1999.



  /s/ Bennett Block Accountancy Corporation
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Los Angeles, California
April 5, 1999